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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2001, relating to the financial statements and financial statement schedule of Paxson Communications Corporation, which appears in Paxson Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

PRICEWATERHOUSECOOPERS LLP



Miami, Florida
May 7, 2001